Exhibit 3.1

BYLAWS

OF

BUTLER NATIONAL CORPORATION

ARTICLE I

Stockholders

Section 1.1.  Annual Meetings.  An annual meeting of stockholders shall be held on the 1st Tuesday of October of each year, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which (1) a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 1.11 of these By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders and (2) shall transact such other business as may properly be brought before the meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. The meeting may be held either within or without the State of Kansas as may be designated by the Board of Directors from time to time.

Section 1.2.  Special Meetings.  Special meetings of stockholders may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer, the President or the Board of Directors, to be held at such date, time and place either within or without the State of Kansas as may be stated in the notice of the meeting.

Section 1.3.  Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 1.4.  Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5.  Quorum.  At each meeting of stockholders, except where otherwise provided by law or the Articles of Incorporation or these bylaws, the holders of a 35% of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum.  For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.  In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these Bylaws until a quorum shall attend.  Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6.  Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, President, or in their absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7.  Voting; Proxies.  Unless otherwise provided in the Articles of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Reference to the Articles of Incorporation in these Bylaws shall mean the Company's Articles of Incorporation as may be amended and/or restated. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. All elections and questions shall, unless otherwise provided by law or by the Articles of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the Articles of Incorporation) the Board of Directors may require a larger vote upon any election or question.

Section 1.8.  Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  If no record date is fixed:  (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.9.  List of Stockholders Entitled to Vote.  The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 1.10.  Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the Articles of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock entitled to vote thereon.  In the event that the action which is consented is such as would have required the filing of a certificate under any section of the Kansas Statutes, if such action had been voted upon by stockholders at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning a vote of stockholders, that written consent has been given in accordance with the provision of this section.

Section 1.11.  Stockholder Proposals.  For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director or directors to be elected to the Board of Directors of the Corporation, the stockholder putting forth such proposal must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days before the first anniversary of the mailing date of the notice of the preceding year's annual meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, and any such person that is elected or nominated must resign from their directorship or withdraw from the election if the Kansas Racing & Gaming Commission, at its sole discretion and pursuant to the Kansas Lottery Act, finds that such person is unsuitable to serve as a director of the Corporation; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

ARTICLE II

Board of Directors

Section 2.1.  Powers; Number; Tenure.  Except as otherwise specifically provided by applicable statute, all powers of management, direction and control of the Corporation shall be vested in its Board of Directors.

The total number of directors of the Corporation which shall initially constitute the whole Board of Directors of the Corporation shall be five (5).  Thereafter, the minimum and maximum number of directors shall be as set forth in the Articles of Incorporation.  The Board of Directors shall have the power to change the number of directors by resolution adopted by a majority of the whole Board.

The directors shall, until the 2027 Annual Meeting of Stockholders, be classified, with respect to the time for which they severally hold office, into three (3) classes designated Class I, Class II and Class III. Beginning with the 2025 Annual Meeting of Stockholders, the terms of the directors shall be as follows: (i) at the 2025 Annual Meeting of Stockholders, the directors whose terms expire at that meeting (the Class I directors), or such directors’ successors, shall be elected to hold office for a two-year term expiring at the 2027 Annual Meeting of Stockholders; (ii) at the 2026 Annual Meeting of Stockholders, the directors whose terms expire at that meeting (the Class II directors), or such directors’ successors, shall be elected to hold office for a one-year term expiring at the 2027 Annual Meeting of Stockholders; and (iii) at the 2027 Annual Meeting of Stockholders and at each Annual Meeting of Stockholders thereafter, all directors shall be elected for a one-year term expiring at the next Annual Meeting of Stockholders after their election, with each director to hold office until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal. The division of directors into classes shall terminate at the 2027 Annual Meeting of Stockholders, and all directors elected at the 2027 Annual Meeting of Stockholders and thereafter shall be elected in accordance with clause (iii) above.

Section 2.2.  Resignation; Removal; Vacancies.  Any director may resign at any time upon written notice to the Board of Directors or to the Chief Executive Officer, President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Until the 2027 Annual Meeting of stockholders, a director may be removed from office, only for cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. From and after the 2027 Annual Meeting of Stockholders, any director may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

Section 2.3.  Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Kansas and at such times as the Board may from time to time determine, and if so determined, notice thereof need not be given.

Section 2.4.  Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Kansas whenever called by the Chairman of the Board, or by the Vice Chairman of the Board, if any, by the Chief Executive Officer, President or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.5.  Telephonic Meetings Permitted.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6.  Quorum; Vote Required for Action.  At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Articles of Incorporation or these Bylaws shall require a vote of a greater number.  In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

Section 2.7.  Organization.  Meetings of the Board of Directors shall be presided over by the Chairmen of the Board or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer or President, or in their absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8.  Informal Action by Directors.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III

Committees

Section 3.1.  Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these Bylaws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 3.2.  Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business.  In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these by-laws.

ARTICLE IV

Officers

Section 4.1.  Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies.  As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary, and it may, if it so determines, elect from among its members Co-Chairmen of the Board and a Vice Chairman of the Board.  The Board may also elect a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and may give any of them such further designations or alternate titles as it considers desirable.  Each such officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal.  Any officer may resign at any time upon written notice to the Board or to the Chairman, the President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.  The Board may remove any officer with or without cause at any time.  Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights.  Any number of offices may be held by the same person.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

Section 4.2.  Powers and Duties of Executive Officers.  The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.  The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE V

Stock

Section 5.1.  Certificates.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the Chief Executive Officer, President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation.  If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.2.  Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Miscellaneous

Section 6.1.  Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.2.  Seal.  The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.  The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3.  Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Whenever notice is required to be given by law or under any provision of the Articles of Incorporation or these Bylaws, a written waiver  thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws.

Section 6.4.  Indemnification of Directors, Officers, Employees and Agents.

(a)  Directors.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, including attorneys' fees, to the full extent permitted by Kansas Corporation Code, as amended, K.S.A. 17-6305.

(b)  Officers, Employees and Agents.  The Corporation may, at the discretion of the Board of Directors, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit, or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, including attorneys' fees, to the full extent permitted by Kansas Corporation Code, as amended, K.S.A.  17- 6305.

(c)  Expenses.

(i)    The Corporation shall pay the director, or such person or entity as the director may designate, on a continuing and current basis and in any event not later than 10 business days following receipt by the Corporation of the director's request for reimbursement of all expenses, including attorneys fees, costs, settlement, fines and judgment incurred by or levied upon the director in connection with any action, suit or proceeding referred to in Section 6.4, subsection (a).

(ii)   To the extent that an officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 6.4, subsection (b)or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorneys' fees.

(iii)  Expenses incurred by a director or officer in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Corporation as authorized in these Bylaws.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(d)  Board Authorization.  Any indemnification of directors, officers, employees or agents pursuant to this Section 6.4, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Kansas Corporation Code, as amended, K.S.A. 17-6305.  Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

(e)  Notification and Defense of Claim.  Promptly after receipt by a director, officer, employee or agent of notice of the commencement of any action, suit or proceeding, the director, officer, employee or agent will, if a claim in respect thereof is to be made, against the Corporation, notify the Corporation of the commencement thereof.  The failure to promptly notify the Corporation will not relieve the Corporation from any liability that it may have to the director, officer, employee or agent hereunder, except to the extent the Corporation is prejudiced in its defense of such claim as a result of such failure.  Unless otherwise requested by the Board of Directors, written notification shall not be necessary if the director, officer, employee or agent informs a majority of the Board of Directors of the commencement of any such action, or, independent of such notification by the director, officer, employee or agent, a majority of the Board of Directors has reason to believe such action has been initiated or threatened.  With respect to any such action, suit or proceeding as to which the director, officer, employee or agent notified, or is deemed to have notified, the Corporation of the commencement thereof; the following shall apply:

(i)    The Corporation will be entitled to participate therein at its own expense;

(ii)   Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof with counsel reasonably satisfactory to the director, officer, employee or agent.  After notice from the Corporation to the director, officer, employee or agent of its election so to assume the defense thereof, the Corporation will not be liable to the director, officer, employee or agent for any legal or other expenses subsequently incurred by the director, officer, employee or agent in connection with the defense thereof other than reasonable costs of investigation or unless: (A) the employment of separate counsel by the director, officer, employee or entity has been authorized by the Corporation; (B) the director, officer, employee or agent reasonably concludes that there may be a conflict of interest between the Corporation and the director, officer, employee or agent in the conduct of the defense of such action and that such conflict may lead to exposure for the director, officer, employee or agent and the director, officer, employee or agent notifies the Corporation of such conclusion and decision to employ separate counsel; or (C) the Corporation fails to employ counsel to assume the defense of such action. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which the director, officer, employee or agent reasonably makes the conclusion provided for in (B) above; and

(iii)  The Corporation shall not be liable to indemnify the director, officer, employee or agent for any amount paid in settlement of any action or claim effected without its written consent.  The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the director, officer, employee or agent without the written consent of the director, officer, employee or agent.  Neither the Corporation nor the director, officer, employee or agent will unreasonably withhold their consent to any proposed settlement.

(f)  Not Exclusive.  The indemnification and advancement of expenses provided by this Section 6.4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, as amended from time to time, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

(g)  Further Indemnity.  The Corporation shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under this Section 6.4, to any person who is or was a director, officer, employee or agent or to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or if it is determined by a final judgment or other final adjudication by a court of competent jurisdiction considering the question of indemnification that such payment of indemnification is or would be in violation of applicable law.  The Corporation may enter into indemnification agreements with each director and officer of the Corporation whom the Board of Directors authorizes by vote of a majority of a quorum of disinterested directors.

(h)  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of is status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 6.4.  When, and if, the Corporation obtains such insurance coverage, the Corporation shall not be required to maintain such insurance coverage in effect; provided, however, that the Corporation notifies the covered person in writing within five business days of the making of the decision to not renew or replace such insurance policy.  The maintenance of such insurance shall not diminish, relieve or replace the Corporation's liability for indemnification under the provisions hereof.  A claim for reimbursement hereunder, shall not be denied on the basis that such amount may or will be covered by such insurance policy, if such payments from the insurance company will not be made to the covered person within 10 business days of the claim for reimbursement.

(i)  Definitions.  For the purpose of this Section 6.4, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section 6.4, with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

For purposes of this Section 6.4, the following definitions shall apply

(i)    The term "other enterprise" shall include employee benefit plans.

(ii)   The term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan.

(iii)  The term "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries.

(iv) A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation".

Section 6.5.  Interested Directors; Quorum.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:  (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 6.6.  Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.7.  Amendment of Bylaws.  The Bylaws of the Corporation may from time to time be repealed, amended or altered, or new Bylaws may be adopted, in either of the following ways:

(i)    By the vote of a majority of the stockholders entitled to vote at any annual or special meeting thereof; and

(ii)   By resolution adopted by a majority of the members of the Board of Directors then in office; provided, however that the power of the directors to suspend, repeal, amend or otherwise alter the Bylaws or any portion thereof may be denied as to any Bylaws or portion thereof enacted by the stockholders if at the time of such enactment the stockholders shall so expressly provide.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

(1) That I am the duly elected and acting Secretary of Butler National Corporation Kansas, a Kansas Corporation; and

(2) That the foregoing Bylaws, comprising nine (9) pages, constitute the bylaws of said Corporation, as duly adopted by the Board of Directors and approved by the stockholders on the 27th day of January, 2004, and as amended and approved by the Board of Directors on the 12th day of March 2013, as amended and approved by the Board of Directors on the 16th day of August 2024, and as amended and approved by the stockholders on the 30th day of October 2024.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation this day 30th of October, 2024.

/s/ Tad M. McMahon
Tad M. McMahon,
Secretary